Exhibit 5


                           HOLLAND & KNIGHT LETTERHEAD

September 2, 2004

Applied Digital Solutions, Inc.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida  33445

         Re: Registration Statement on Form S-8 for 3,785,133 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 Par Value.


Ladies and Gentlemen:

        We refer to the Registration Statement (the "Registration Statement") on Form S-8 filed by Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 3,785,133 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") to be issued pursuant to the Company's 1999 Employees Stock Purchase Plan, 1999 Flexible Stock Plan and 2003 Flexible Stock Plan (each a "Plan" and together, the "Plans").

         In connection with the foregoing registration, we have acted as counsel for the Company and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officials and representatives of the Company, and other documents as we have deemed necessary to deliver the opinions expressed below.

         Our opinions expressed below are based upon, and we rely herein upon, the opinion of special Missouri counsel attached hereto as Annex A, addressed to us and delivered to us as of September 1, 2004 (the "Base Opinion"), that the Shares have been duly authorized and, when issued in accordance with (a) the applicable resolutions of the Board of Directors of the Company and (b) the relevant Plan, and when the requisite consideration for such issuance has been received by the Company, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company. Further, our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

         Based upon the foregoing and in reliance thereon, and based upon and in reliance upon the Base Opinion, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with (a) the applicable resolutions of the Board of Directors of the Company and (b) the relevant Plan, and when the requisite consideration for such issuance has been received by the Company, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         This opinion is limited to the present laws of the United States and the State of Florida and to the present judicial interpretations thereof and to the facts as they presently exist.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,

                                                 /s/ Holland & Knight LLP

                                                 Holland & Knight LLP

                                    ANNEX A

                       Opinion of Special Missouri Counsel

                        LETTERHEAD OF THOMPSON COBURN LLP



September 1, 2004


Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441


Re: Registration Statement on Form S-8 for 3,785,133 Shares of Applied Digital Solutions, Inc. Common Stock, $0.01 par value


Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on September 3, 2004 by Applied Digital Solutions, Inc., a Missouri corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended, 3,785,133 shares of the Company's common stock, $0.01 par value (the "Shares") to be issued pursuant to the Company's 1999 Employees Stock Purchase Plan, 1999 Flexible Stock Plan and 2003 Flexible Stock Plan (each, a "Plan" and together, the "Plans"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, Board of Director resolutions, Shareholder resolutions and Inspector of Election reports relating to the Plans, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and

2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued in accordance with
         (a) the applicable resolutions of the Board of Directors of the Company and (b) the relevant Plan, and when the requisite consideration for such issuance has been received by the Company, the Shares will be legally issued, fully paid and non-assessable shares of common stock of the Company.

We consent to the filing of this opinion as Annex A to Exhibit 5 to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.


Very truly yours,

/s/ Thompson Coburn LLP